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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) April 25, 2000

                                HEALTHSTAR CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                            0-19499                                    91-1934592

----------------------------                    ---------------                            -----------------
     (State or other jurisdiction                (Commission                                 (IRS Employer
         of incorporation)                       File Number)                              Identification No.)

     15720 North Greenway Hayden Loop, Suite 1,
                Scottsdale, Arizona                                                           85260
        -------------------------------------                                             -------------
      (Address of principal executive offices)                                             (Zip Code)

        Registrant's telephone number, including area code (480) 451-8575




         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS:

         On April 25, 2000, HealthStar Corp. (the "Company") held it's Annual Meeting of Shareholders in Aventura, Florida. At the Annual Meeting the holders of a majority of the outstanding shares of Common Stock of the Company approved and adopted a resolution authorizing the Stock Purchase Agreement dated as of September 23, 1999, as amended, between the Company, HealthStar, Inc. ("HSI") and Beyond Benefits, Inc. ("BBI"), pursuant to which the Company agreed to sell all of the outstanding stock of HSI, the only operating subsidiary of the Company, to BBI for $8,880,000. The sale of the HSI stock by the Company to BBI was consummated on April 28, 2000. As a result of the sale of the HSI stock to BBI, the Company is no longer engaged in the health care management industry.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS:

(a)      Not applicable.

(b)      Not applicable.

(C)      EXHIBITS

         EXHIBIT 99.1:  Press Release dated May 3, 2000


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HEALTHSTAR CORP.
                                  a Delaware corporation

                                  /s/ STEVEN A. MARCUS
                                  -------------------------------------
                                  Steven A. Marcus

                                  Vice President and Chief Financial Officer

Date:    May 3, 2000


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                                  EXHIBIT INDEX

Exhibit 99.1 Press Release dated May 3, 2000.